Exhibit 99.1

Microbot Medical’s Novel LIBERTY® Robotic System Continues to be Validated with Latest U.S. Design Patent Allowance

Advanced Features of Remote Controller Specifically Developed to Deliver an Enhanced User Experience During Endovascular Procedures

HINGHAM, Mass., November 18, 2022 – Microbot Medical Inc. (Nasdaq: MBOT), in a continuation of its efforts to create barriers and expand its global intellectual property portfolio for the LIBERTY® Robotic System, was issued a design patent allowance by the US Patent & Trademark Office (USPTO), covering the LIBERTY Robotic System’s remote controller unique interface design.

“The remote controller for the LIBERTY Robotic System is unique and was developed with feedback based on the hands-on experience of key physicians over the course of its development,” commented Simon Sharon, General Manager and Chief Technology Officer. “The evolution of the feedback generated during development, lab and pre-clinical settings has resulted in continued improvement over the years. We wanted to perfect the remote controller so as to replicate the hand motion during endovascular procedures, and to streamline the interaction with the guidewire, microcatheter and guiding catheter to shorten the time of endovascular procedures.”

The Company will be showcasing and demonstrating the LIBERTY Robotic System on January 9-11, 2023, in San Francisco, CA, concurrent with a leading healthcare conference. Investors, analysts, physicians and industry professionals that want to get a hands-on experience using the LIBERTY Robotic System’s remote controller can email mpolyviou@evcgroup.com and schedule a meeting.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, focused primarily on both natural and artificial lumens within the human body. Microbot’s current proprietary technological platforms provide the foundation for the development of a Multi Generation Pipeline Portfolio (MGPP).

Microbot Medical was founded in 2010 by Harel Gadot, Prof. Moshe Shoham, and Yossi Bornstein with the goals of improving clinical outcomes for patients and increasing accessibility through the use of micro-robotic technologies. Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the development and/or commercialization of potential products, including LIBERTY and the One & DoneTM technologies, the outcome of its studies to evaluate LIBERTY, the One & DoneTM technologies and other existing and future technologies, any failure or inability to recruit physicians and clinicians to serve as primary investigators to conduct regulatory studies which could adversely affect or delay such studies, uncertainty in the results of pre-clinical studies and clinical trials or regulatory pathways and regulatory approvals, uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michael Polyviou

EVC Group

mpolyviou@evcgroup.com

732-933-2754